                                                                       Exhibit 5

                       [Brown, Rudnick, Freed & Gesmer]

                              September 11, 1996


Hologic, Inc.
590 Lincoln Street
Waltham, MA 02154

RE: Registration Statement on Form S-8
    ----------------------------------

Ladies and Gentlemen:

     We are general counsel to Hologic, Inc., a Delaware corporation (the "Company"). We have been asked to deliver this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 1,150,000 shares of the Company's Common Stock, $.01 par value (the "Shares") and 3,326,750 Rights, as defined below. The Rights are issuable pursuant to that certain Rights Agreement, dated as of December 22, 1992, as amended by Amendment No. 1 dated December 14, 1995 (the "Rights Agreement"), providing, in effect, for the delivery of a right (a "Right"), along with each share of Common Stock issued by the Company.

     Of the Shares, (i) 50,000 are issuable upon exercise of options granted or to be granted pursuant to the Company's Amended and Restated 1990 Nonemployee Director Stock Option Plan (the "Directors Plan") and (ii) 1,100,000 are issuable upon exercise of options granted or to be granted pursuant to the Company's 1995 Combination Stock Option Plan (the "1995 Plan").

     Of the Rights, (i) 200,000 are issuable upon exercise of options granted or to be granted pursuant to the Directors Plan, (ii) 1,100,000 are issuable upon exercise of options granted or to be granted pursuant to the 1995 Plan, (iii) 200,000 are issuable upon exercise of options granted or to be granted pursuant to the Company's 1995 Stock Purchase Plan (the "Purchase Plan"), (vi) 1,726,750 are issuable upon exercise of options granted or to be granted under the Company's 1986 Combination Stock Option Plan (the "1986 Plan"), and (v) 100,000 are issuable pursuant to the Company's Savings and Investment Plan (the "Savings Plan"). The Directors Plan, the 1995 Plan, the Purchase Plan, the 1986 Plan and the Savings Plan are hereinafter referred to collectively as the Plans.

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     1. A copy of the Certificate of Incorporation of the Company as in effect on the date hereof;

Hologic, Inc.
September 11, 1995
Page 2


       2. A copy of the Bylaws of the Company as in effect on the date hereof;

       3. The corporate records of the Company relating to the proceedings of stockholders and directors of the Company;

       4. Each of the Plans;

       5. The Rights Agreement; and

       6. The Registration Statement.

       In giving our opinion, we have relied as to matters of fact upon certificates of officers of the Company. For purposes of this opinion we have assumed without any investigation (1) the legal capacity of each natural person and (2) the genuineness of each signature, the completeness of each document submitted to us as an original and the conformity with the original of each document submitted to us as a copy.

       Our opinion hereafter expressed is based solely upon (1) our review of the Documents, (2) discussions with certain officers of the Company with respect to the Documents, (3) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (4) such review of published sources of law as we have deemed necessary.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and
nonassessable.    The Rights have been duly authorized and, when issued in
accordance with the terms of the Rights Agreement, will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm wherever it appears in the Registration Statement.

                                  Very truly yours,

                                  BROWN, RUDNICK, FREED & GESMER, P.C.
                                  By:  Brown, Rudnick, Freed & Gesmer, a partner

                                  By: /s/ Philip J. Flink
                                      ------------------------------------------
                                      Philip J. Flink, a Member
                                      hereunto duly authorized

PJF/LML